Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of Spescom Software Inc. (the “Company”) hereby certifies to his knowledge that the Company’s annual report on Form 10-K for the period ended September 30, 2005 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.  This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be a part of the Report or “filed” for any purpose whatsoever.

Dated: January 4, 2006

/s/ Keith Stentiford

Keith Stentiford
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Altris Software, Inc. and will be retained by Spescom Software Inc. and furnished to the Securities and Exchange Commission or its staff upon request.